UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On July 14, 2004, MGI PHARMA, INC. (the “Company”) announced that it has entered into a three year promotion agreement for Kadian®, a sustained release formulation of morphine, with Alpharma, Inc. Under the terms of this promotion agreement, the Company will market Kadian in the United States to oncology health care professionals for moderate to severe pain associated with cancer. Kadian is currently marketed by Alpharma to other pain specialists in the United States.

In addition, the Company announced that Eric P. Loukas, Esq. has joined its management team as vice president, general counsel and corporate secretary. Mr. Loukas was most recently Division Counsel at 3M Pharmaceuticals, a division of 3M Company, where he provided legal and strategic counsel to the global management team of a $1 billion pharmaceutical business.

The press releases dated July 14, 2004 announcing the promotion agreement with Alpharma, Inc. and the appointment of Mr. Loukas are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release, dated July 14, 2004, of MGI PHARMA, INC., announcing the promotion agreement with Alpharma, Inc.

99.2 Press Release, dated July 14, 2004, of MGI PHARMA, INC., announcing the appointment of Eric P. Loukas, Esq. as vice president, general counsel and corporate secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

July 14, 2004	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated July 14, 2004, of MGI PHARMA, INC., announcing the promotion agreement with Alpharma, Inc.

99.2	Press Release, dated July 14, 2004, of MGI PHARMA, INC., announcing the appointment of Eric P. Loukas, Esq. as vice president, general counsel and corporate secretary